UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2005

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey		07061-1615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 8, 2005 and September 9, 2005, respectively, the Organization & Compensation Committee and the full Board of Directors of The Chubb Corporation (the “Corporation”) approved amendments to the Corporation’s Key Employee Deferred Compensation Plan (2005) and the form of restricted stock unit award agreement for all eligible participants in The Chubb Corporation Long-Term Stock Incentive Plan (2004).  Copies of these amendments are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference into this Item 1.01 of Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(c)   Exhibits.

10.1	Amendment to the registrant’s Key Employee Deferred Compensation Plan (2005).
10.2	Amendment to the form of restricted stock unit award agreement for all eligible participants in The Chubb Corporation Long-Term Stock Incentive Plan (2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION

Date:	September 12, 2005	By:	/s/ W. Andrew Macan
			Name:	W. Andrew Macan
			Title:	Vice President, Corporate Counsel and
Secretary

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED SEPTEMBER 8, 2005

Exhibit No.	Description

10.1	Amendment to the registrant’s Key Employee Deferred Compensation Plan (2005).
10.2	Amendment to the form of restricted stock unit award agreement for all eligible participants in The Chubb Corporation Long-Term Stock Incentive Plan (2004).